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                                  EXHIBIT 10.32

                                          April 18, 2000



HORIZON GROUP PROPERTIES, INC.
77 West Wacker Drive, Suite 4200
Chicago, Illinois  60601

      Re:  PRIME OUTDOOR GROUP

Gentlemen:

      Reference is made to that certain Promissory Note to be dated the date hereof (the "Promissory Note") and issued to Horizon Group Properties, L.P., a Delaware limited partnership ("LP") and affiliate of Horizon Group Properties, Inc., a Maryland corporation ("HGP"), to evidence a loan anticipated to be made by LP to Prime Outdoor Group, L.L.C., a Delaware limited liability company (the "Company") and affiliate of The Prime Group, Inc., an Illinois corporation ("Prime"), in the principal amount of $1,500,000, and the related Security Agreement, Guaranty, Pledge Agreement and Collateral Assignment of Membership Interest, each to be dated the date hereof and executed by the Company, Mark Harris, Gina Crist, Prime and/or affiliates of Prime (collectively, the "Security Agreements").

      Reference is also made to certain preliminary discussions that have occurred between HGP, Prime, the Company, Mr. Harris and Ms. Crist concerning a possible acquisition by HGP (or an affiliate) from Prime of Prime's interest in the Company (the "Acquisition Transaction"). The purchase price that has been discussed to date with respect to a possible Acquisition Transaction, based upon information furnished to date, is an amount equal to Prime's actual equity investment in the Company, plus interest thereon from the date of any such equity investment at an annual rate of ten percent (10%), but (i) excluding any capital contributed other than in the form of equity, such as indebtedness (and specifically excluding any payments by Prime or its affiliates of principal, default rate interest, fees and costs of any nature in respect of the indebtedness under the Promissory Note and/or the Security Agreements), and (ii) reduced by any distributions from the Company to its equity holders.

      Any such Acquisition Transaction would, however, only be made pursuant to a definitive agreement containing such terms and provisions as may be mutually agreed to by Prime and HGP and would also be subject to the satisfactory completion by HGP, in its sole discretion, of legal, business and financial due diligence, as well as to the availability of HGP of adequate financing in an amount and on terms and in form satisfactory to HGP in its sole discretion and to the approval of the terms of any Acquisition Transaction by HGP's board of directors.

      To induce HGP to accept the Promissory Note and the Security Agreements and to make the loan evidenced thereby, and in consideration of the other expenditures of time, effort and expense to be undertaken by HGP in connection with discussions and investigation into the feasibility of the possible Acquisition Transaction, each of the undersigned Prime, the Company, Mr. Harris and Ms. Crist agrees that until the later to occur of (i) sixty (60) days following the date of the Promissory Note and (ii) the repayment in full of the Promissory Note, none of the undersigned will, directly of indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person or entity for or relating to the acquisition of the Company or its business or operations, in whole or in part (whether directly or indirectly, through purchase of assets, interests or other securities, merger, consolidation or otherwise), and that each of the undersigned will immediately notify HGP of any contact from any other person or entity regarding any such offer, proposal or inquiry and shall keep confidential and shall not disclose without the prior written consent of HGP (except to the extent otherwise required by law) the existence of or terms of any discussion as to a possible Acquisition Transaction.


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      The provisions of the immediately preceding paragraph of this letter are intended to be the binding obligations of each of Prime, the Company, Mr. Harris and Ms. Crist. It is acknowledged, however, by each of the undersigned that, except as specifically provided in the preceding sentence, this letter is merely an expression of the present discussions of the parties and is not intended as a binding obligation of the parties, nor shall this letter or any past or future actions, conduct, discussions or investigations of a possible Acquisition Transaction by or among such persons, be construed to be a binding agreement or obligation for an Acquisition Transaction; that such a binding agreement shall only be created by the execution by Prime and HGP of a definitive agreement in form and substance satisfactory to, and containing such terms as may be agreed upon by, each of them, in their sole discretion; that it shall be and remain in the sole discretion of each of Prime and HGP whether or not to enter into a definitive agreement for an Acquisition Transaction; and that neither Prime nor HGP is assuming any express or implied obligation to continue discussions or negotiations of a possible Acquisition Transaction.

      Each of the Company, Mr. Harris, Ms. Crist and Prime, for itself and its affiliates, acknowledges that the Promissory Note and the Security Agreements, if and when executed and delivered by the parties thereto, shall be valid, binding and enforceable in accordance with their respective terms, regardless of whether an Acquisition Transaction occurs.

                            [SIGNATURE PAGE FOLLOWS]


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Each of the undersigned has executed this letter as of the date hereof indicated
above.

                                    THE PRIME GROUP, INC.

                                    By:  /s/ Michael W. Reschke
                                         --------------------------------------
                                          Its:  President
                                              ---------------------------------


                                    PRIME OUTDOOR GROUP, L.L.C.

                                    By:  /s/ Mark Harris
                                         --------------------------------------
                                          Its:  President
                                              ---------------------------------

                                    /s/ Mark Harris
                                    -------------------------------------------
                                    Mark Harris

                                    /s/ Gina Crist
                                    -------------------------------------------
                                    Gina Crist

ACKNOWLEDGED:

HORIZON GROUP PROPERTIES, INC.

By:  /s/ David Tinkham
     -------------------------
      Its:   CFO
          --------------------


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